UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021 (August 9, 2021)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 10, 2021, CĪON Investment Corporation (“CIC”) entered into an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) with CION Investment Management, LLC (“CIM”), CIC’s investment adviser. The Amended Advisory Agreement is effective upon a future listing of CIC’s outstanding shares of common stock on a national securities exchange (the “Listing”), except for the change to the calculation of the subordinated incentive fee payable to CIM that expresses the hurdle rate required for CIM to earn, and be paid, the subordinated incentive fee as a percentage of CIC’s net assets rather than adjusted capital, which was effective upon shareholder approval and not dependent upon the Listing. A complete description of the Amended Advisory Agreement is set forth in Proposal No. 3 in CIC’s definitive proxy statement filed on May 13, 2021 (the “Proxy Statement”). The Amended Advisory Agreement was approved by CIC’s shareholders on August 9, 2021 at CIC’s reconvened 2021 annual meeting of shareholders. As a result, on August 10, 2021, CIC and CIM entered into the Amended Advisory Agreement in order to implement this change to the calculation of the subordinated incentive fee payable to CIM.

The foregoing description of the Amended Advisory Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2021, CIC’s board of directors (the “Board”) approved an increase in the size of the Board from six to eight directors, and thereafter appointed Cathy Choi as an independent director for a term expiring at CIC’s 2023 annual meeting of shareholders or until her successor is duly elected and qualified. On August 11, 2021, the Board also appointed Edward J. Estrada as an independent director for a term expiring at CIC’s 2022 annual meeting of shareholders or until his successor is duly elected and qualified. Ms. Choi and Mr. Estrada were also appointed to serve as members of CIC’s Audit Committee and Nominating and Corporate Governance Committee. As a result of the appointment of Ms. Choi and Mr. Estrada, the Board consists of six independent directors.

There are no arrangements or understandings between Ms. Choi and any other person pursuant to which Ms. Choi was appointed as a director of CIC. Ms. Choi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Estrada and any other person pursuant to which Mr. Estrada was appointed as a director of CIC. Mr. Estrada has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cathy Choi, 49, has served as President of BULBRITE Industries, a leading manufacturer and supplier of energy-efficient lighting solutions, since 2009. Founded 50 years ago by her parents, BULBRITE is a family-owned business renowned for its commitment to innovation, education and exceptional service. In her role as President, Ms. Choi oversees all aspects of the company’s operations including sales, marketing, operations, manufacturing and product development. During her tenure as President of BULBRITE, Ms. Choi has expanded sales and services to a broader community and distributor base throughout North America. She has helped expand the breadth of the company’s product line to LED decorative bulbs and patio string lights as well as a line of smart bulbs, Bulbrite Solana®, that has been featured in the Washington Post, Dwell, House Beautiful and Apartment Therapy.

Recipient of the 2021 Women in Lighting Leadership Award and Residential Lighting Industry Leadership Award in 2010, Ms. Choi is an active leader in the lighting industry, current serving on the Lighting Board of Governors for the Dallas Market Center since 2018, and was a former Chair of the American Lighting Association Education Foundation Board from 2013 to 2015. She is an ALA Certified Lighting Specialist.

A sought-after industry expert and leadership speaker, Ms. Choi was recognized as a Woman of Influence in 2013 by the NJ Commerce and Industry Association. She is also an elected member of the President’s Council for Cornell Women since 2017, and has served as a director for the Ridgewood Public Library Foundation since 2017 and for a privately held company in NJ since 2015.

Ms. Choi earned her MBA from New York University in 1996 and her BA from Cornell University in 1993. She is the Co-Chair of the NYU Stern Women in Business Alumnae Group, and Advisory Council Member for the Seton Hall Business School Leadership Program.

Edward J. Estrada, 48, has been in private legal practice since 1997.  He has been a partner with the global law firm, Reed Smith, LLP, since 2007.  In addition to his practice in Reed Smith, LLP’s Global Financial Industry Group, he also serves as a director for a family foundation since 2021 and as an advisory and executive board member for certain non-profit businesses. Ed counsels his clients in a wide range of business matters, including acting as outside counsel, and addressing their regulatory, transactional and litigation needs. Ed has held multiple leadership positions at Reed Smith, LLP, most recently as global chair of the firm’s Financial Industry Group from 2016 to 2021. Ed has also served as co-head of Reed Smith, LLP’s U.S. Litigation Group (2010 to 2012), has served two terms on the firm’s Executive Committee (2009 and 2014), has served as Managing Partner of the New York Office (2012 to 2014), and has served as the firm’s Global Head of Business Strategy on the firm’s Senior Management Team (2014 to 2016).  In his practice, and in his role as global chair of Reed Smith, LLP’s Financial Industry Group, Ed has counseled clients ranging from private funds to investment and regional banks, and is responsible for identifying and responding to market and industry trends.  Mr. Estrada received his J.D. from George Washington Law School in 1997 and his B.A. from Cornell University in 1994.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 9, 2021, CIC reconvened its Annual Meeting of Shareholders (the “Annual Meeting”).  The Annual Meeting was initially called to order on July 8, 2021 and was adjourned on such date until August 9, 2021 with respect to certain proposals to permit additional time to solicit shareholder votes for such proposals.

As of May 10, 2021, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 113,514,454 shares of common stock were eligible to be voted, and 58,450,862 of those shares were voted in person or by proxy at the reconvened Annual Meeting. Shareholders were asked to consider and act upon the following proposals, each of which is described in detail in the Proxy Statement:

•	Proposal No. 2 – the approval of five proposals that will collectively amend and restate CIC’s charter to reflect amendments described in the Proxy Statement, which will become effective upon a future Listing, and which will serve to conform more closely certain provisions in CIC’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange (the “Listing Charter Amendment Proposals”);

•	Proposal No. 3 – the approval of an amended and restated investment advisory agreement between CIC and CIM, CIC’s investment adviser, which will become effective upon a future Listing, except, as described in the Proxy Statement, for the change to the calculation of the incentive fee payable to CIC’s investment adviser such that it is based on net assets rather than “Adjusted Capital”, which will be effective upon obtaining shareholder approval and not upon a Listing (the “Advisory Agreement Amendment Proposal”); and

•	Proposal No. 4 – to authorize flexibility for CIC, with the approval of CIC’s board of directors, to offer and sell shares of common stock at a price below net asset value during the next 12 months following shareholder approval, subject to certain limitations described in the Proxy Statement (the “Share Issuance Proposal”).

The Advisory Agreement Amendment Proposal was approved by CIC’s shareholders at the reconvened Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	51,164,700
Votes Against	3,531,901
Abstentions	3,754,261
Broker Non-Votes	0

The Share Issuance Proposal was also approved by CIC’s shareholders at the reconvened Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	46,367,487
Votes Against	7,963,394
Abstentions	4,119,981
Broker Non-Votes	0

On August 9, 2021, CIC further adjourned the Annual Meeting with respect to the Listing Charter Amendment Proposals to permit additional time to solicit shareholder votes for such proposal. The reconvened meeting (the “Reconvened Annual Meeting”) will be held on Tuesday, September 7, 2021 at 5:00 p.m., Eastern Time, and will be held virtually at www.virtualshareholdermeeting.com/CIC2021. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Annual Meeting. The record date of May 10, 2021 will remain the same for the Reconvened Annual Meeting.

Item 8.01. Other Events.

On August 11, 2021, the Board authorized the filing of an application for a Listing with the New York Stock Exchange (“NYSE”). Subject to market conditions, final Board approvals and NYSE approval, CIC currently expects to seek the commencement of trading as part of the Listing in the period following receipt of shareholder approval of the Listing Charter Amendment Proposals at the Reconvened Annual Meeting. There can be no assurance that CIC will be able to obtain such shareholder approval or complete the Listing in any certain timeframe or at all.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Investment Advisory Agreement, dated as of August 10, 2021, by and between CĪON Investment Corporation and CION Investment Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	August 11, 2021	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Investment Advisory Agreement, dated as of August 10, 2021, by and between CĪON Investment Corporation and CION Investment Management, LLC